FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 6, 2013

UNITED STATES CELLULAR CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-9712	62-1147325
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8410 West Bryn Mawr, Chicago, Illinois		60631
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2013, United States Cellular Corporation (“U.S. Cellular”), a subsidiary of Telephone and Data Systems, Inc. (“TDS”), issued a press release announcing that Cecelia D. Stewart has been appointed as a director of U.S. Cellular.  A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The following responds to the requirements under Item 5.02(d) of Form 8-K.

(1)      Ms. Stewart was appointed as a Class I director of U.S. Cellular on March 6, 2013, with a term that will expire at the 2015 Annual Meeting of shareholders.

(2)           Ms. Stewart was not appointed as a director of U.S. Cellular pursuant to any arrangement or understanding.

(3)           Ms. Stewart was not appointed as a member of any committee of the U.S. Cellular board of directors.

(4)           Ms. Stewart is President of U.S. Consumer and Commercial Banking of Citigroup, Inc.  Citigroup provides financial and related services on a regular basis to U.S. Cellular and/or its affiliates, including TDS.  Citigroup is one of the lenders under the U.S. Cellular and TDS revolving credit agreements. The amount of Citigroup’s commitment to U.S. Cellular and/or TDS under the revolving credit agreements is far less than 1% of Citigroup’s total consolidated liabilities.  Neither U.S. Cellular nor TDS have, or had at any time during 2012, any outstanding borrowings under these revolving credit agreements.  In 2012, U.S. Cellular incurred fees of approximately $0.1 million and TDS incurred additional fees of approximately $1.3 million for services from Citigroup, Inc., and a similar or greater amount of fees is possible in 2013.  The amounts incurred in 2012 were far less than 1% of Citigroup’s consolidated gross revenues.  All transactions with Citigroup were made in the ordinary course of business, at arms-length, and at prices and on terms customarily available.  Ms. Stewart is not identified as an executive officer in Citigroup’s Annual Report on Form 10-K for the year ended December 31, 2012 and, further, Ms. Stewart had no involvement in, nor received any personal benefit from, Citigroup’s transactions with U.S. Cellular and/or TDS.  Considering the forgoing, the U.S. Cellular board of directors determined that Ms. Stewart does not have any material direct or indirect relationships with U.S. Cellular or its affiliates and is independent.  Further, even though the foregoing interests are not considered to be direct or indirect material interests to Ms. Stewart, they are disclosed voluntarily for purposes of full disclosure.

(5)           Except for the U.S. Cellular Compensation Plan for Non-Employee Directors, there is no plan, contract or arrangement to which Ms. Stewart is a party or in which she participates.

Item 9.01.  Financial Statements and Exhibits

(d)       Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation

(Registrant)

Date:     March 11, 2013

By:	/s/ Steven T. Campbell
Steven T. Campbell Executive Vice President – Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description

99.1	Press Release dated March 7, 2013.